Exhibit 14.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 23, 2010, relating to the financial statements and financial highlights which appears in the July 31, 2010 Annual Report to Shareholders of Invesco Van Kampen Senior Loan Fund (formerly known as Van Kampen Senior Loan Fund) which is also incorporated by reference into such Registration Statement, and our report dated November 23, 2010, relating to the financial statements and financial highlights which appears in the September 30, 2010 Annual Report to Shareholders of Invesco Prime Income Trust (formerly known as Morgan Stanley Prime Income Trust) which is also incorporated by reference into such Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 22, 2010